Exhibit 23.2


                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of:

      (i) our report dated March 31, 1998, included in Newport News Shipbuilding Inc.'s Form 10-K for the fiscal year ended December 31, 1997;

      (ii) our report dated June 5, 1998, included in Newport News Shipbuilding Inc. 401(k) Investment Plan for Salaried Employees on Form 11-K for the fiscal year ended December 31, 1997; and

We also consent to all references to our Firm included in this Registration Statement.

Washington, D.C.                          /s/ ARTHUR ANDERSEN LLP
February  19, 1999